Exhibit 10.12

As of August 1, 2019

Mr. Jeffrey Hirsch

1647 Stewart Street

Santa Monica, California 90404

RE: Employment Agreement

Dear Mr. Hirsch:

On behalf of Lions Gate Entertainment Corp. (the “Company” or “Lions Gate”), this agreement (“Agreement”) shall confirm the terms of your employment by the Company. We refer to you herein as “Employee.” The terms of Employee’s employment are as follows:

1.	TERM

(a) The term of this Agreement will begin August 1, 2019 and end July 31, 2023, subject to earlier termination as provided for in Section 8 below (the “Term”). The Company and Employee agree that as of August 1, 2019, the terms of this Agreement shall replace and supersede the terms of the employment agreement dated as of December 23, 2016 between the Company and Employee (the “Prior Agreement”). During the Term of this Agreement, Employee will serve as the Chief Executive Officer and President of Starz LLC, a wholly owned subsidiary of the Company (“Starz”), reporting to the Company’s Chief Executive Officer (the “CEO”), currently Jon Feltheimer, or the Company’s designee serving in the role of the Company’s most senior executive. Employee shall render such services as are customarily rendered by persons in Employee’s capacity in the entertainment industry and as may be reasonably requested by the Company and which are commensurate with his position.

(b) So long as this Agreement shall continue in effect, Employee shall: devote substantially all of his business time, energy and ability exclusively to the business, affairs and interests of the Company and matters related thereto, shall use Employee’s best efforts and abilities to promote the Company’s interests, and shall perform the services contemplated by this Agreement in accordance with policies established by the Company. As long as Employee’s meaningful business time is devoted to the Company, Employee may devote a reasonable amount of time to management of personal investments and charitable, political and civic activities, so long as these activities do not conflict with the Company’s interests or otherwise interfere with Employee’s performance under this Agreement.

Mr. Jeffrey Hirsch

As of August 1, 2019

(c) Subject to travel required by Employee’s position and consistent with the reasonable business of the Company, Employee will be based at the Company’s headquarters in the Los Angeles, California area. In the event that the Company’s business interests require Employee’s relocation to the greater New York City, New York area, Employee would be entitled to a relocation package in keeping with the Company’s policy and practice. For the avoidance of doubt, Company and Employee acknowledge and agree that such relocation shall not be deemed a breach of this Agreement or constitute “Good Reason” hereunder.

2.	COMPENSATION

(a) Salary. During the Term, Employee will be paid a base salary at the rate of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) per year (the “Base Salary”), payable in accordance with the Company’s normal payroll practices in effect.

(b) Payroll. Nothing in this Agreement shall limit the Company’s right to modify its payroll practices, as it deems necessary.

(c) Annual Discretionary Bonuses. For each fiscal year of the Company during the Term (commencing with the current fiscal 2020), Employee shall be eligible to receive annual performance bonuses with an annual target opportunity of two hundred percent (200%) of Employee’s Base Salary based upon such Company and/or individual performance criteria as determined by the Compensation Committee of the Board of Directors of Lions Gate (the “CCLG”), in its sole discretion, in consultation with the CEO, or the Company’s designee serving in the role of the Company’s most senior executive.For the sake of clarity, such performance criteria shall include annual financial targets for Starz. Except as expressly set forth herein, Employee must be employed with the Company through the end of the applicable fiscal year to be eligible to receive a bonus for that fiscal year. Any such bonus will be paid as soon as practicable after the end of the applicable fiscal year, when annual bonus payments are made to similarly situated executives, and in all events within the “short-term deferral” period provided under Treasury Regulation Section 1.409A-1(a)(4). The actual bonus, if any, shall be payable in cash and/or in the form of shares or share-based awards, in the sole discretion of the CCLG in consultation with the CEO, or the Company’s designee serving in the role of the Company’s most senior executive, but in no event shall more than twenty five percent (25%) of the actual bonus awarded be payable in shares or share-based awards (it being understood that payment shall be consistent in form with that payable to other Company executives at the division-head level, so long as no more than twenty five percent (25%) of the actual bonus awarded is payable in shares or share-based awards). In the event that any part of the bonus is paid in the form of share-based awards that are subject to vesting, then each of the vesting terms for such awards shall be consistent with the vesting terms for those bonuses paid for the applicable fiscal year to other Company executives at the division-head level in the form of share-based awards. Notwithstanding the foregoing, in the event that Employee’s employment with Company does not continue beyond the Term or Employee’s employment is terminated pursuant to Sections 8(a)(ii), 8(a)(iii), 8(a)(v), 8(a)(vi) or 8(a)(viii) of the Agreement, Employee shall remain eligible for a prorated bonus based upon the amount of time worked during the fiscal year in which the termination occurs and the CCLG’s assessment of Employee’s achievement of the applicable performance criteria in its sole discretion, in consultation with the CEO, or the Company’s designee serving in the role of the Company’s most senior executive.

Mr. Jeffrey Hirsch

As of August 1, 2019

(d) Superbonus. For each fiscal year of the Company during the Term (commencing with the current fiscal 2020), Employee shall also be eligible to receive an annual superbonus with an annual target opportunity of One Million Dollars ($1,000,000.00) based upon an evaluation of Employee’s performance (which shall be tied to annual Starz plan targets), as determined by the CCLG in its sole discretion, in consultation with the Company’s CEO, or the Company’s designee serving in the role of the Company’s most senior executive. Except as expressly set forth herein, Employee must be employed with the Company through the end of the applicable fiscal year to be eligible to receive a superbonus for that fiscal year. The superbonus, if any, shall be payable in cash and/or in the form of shares or share-based awards, in the sole discretion of the CCLG in consultation with the CEO, or the Company’s designee serving in the role of the Company’s most senior executive, but in no event shall more than twenty five percent (25%) of the actual superbonus awarded be payable in shares or share-based awards. Such superbonus (if payable) shall be payable as soon as practicable after the end of the applicable fiscal year and in all events within the “short-term deferral” period provided under Treasury Regulation Section 1.409A-1(a)(4). Notwithstanding the foregoing, in the event that Employee’s employment with Company does not continue beyond the Term or Employee’s employment is terminated pursuant to Sections 8(a)(ii), 8(a)(iii), 8(a)(v), 8(a)(vi) or 8(a)(viii) of the Agreement, Employee shall remain eligible for a prorated superbonus based upon the amount of time worked during the fiscal year in which the termination occurs and the assessment of Employee’s achievement of the applicable performance criteria by the CCLG in its sole discretion, in consultation with the CEO, or the Company’s designee serving in the role of the Company’s most senior executive.

(e) Tax Withholding. Notwithstanding anything else herein to the contrary, the Company may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement such federal, state and local income, employment, or other taxes as may be required to be withheld pursuant to any applicable law or regulation.

3.	BENEFITS AND ADMINISTRATIVE SUPPORT

(a) As an employee of the Company, Employee will continue to be eligible to participate in all benefit plans to the same extent as other similarly situated salaried employees of the Company and in all events subject to the terms of such plans as in effect from time to time. For the sake of clarity, such plans do not include compensation and/or any bonus plans.

(b) During the Term, the Company shall pay for the services of an assistant in keeping with the Company’s administrative assistant policy and practice.

Mr. Jeffrey Hirsch

As of August 1, 2019

4.	VACATION, TRAVEL AND BUSINESS EXPENSES

(a) Employee shall be entitled to take paid time off without a reduction in salary, subject to: (i) the approval of Employee’s supervisor; and, (ii) the demands and requirements of Employee’s duties and responsibilities under this Agreement. Employee shall accrue no paid vacation.

(b) Employee will be entitled to prompt reimbursement of all reasonable business-related expenses (including, but not limited to, travel and entertainment expenses incurred in connection with Employee’s duties pursuant to this Agreement) in accordance with the Company’s Travel and Expenses policy,

(c) In addition, to the extent the following are within the Company’s policy and practice then in effect for similarly situated employees, Employee shall be entitled to: (i) all customary “perqs” of division heads of similarly situated Company executives; (ii) a cell phone, which may be expensed; (iii) a reserved parking space; and (iv) reimbursement for all expenses reasonably incurred in connection with Employee’s employment.

(d) The Company reserves the right to modify, suspend or discontinue any and all of the above referenced benefits, plans, practices, policies and programs (including those in Section 3) at any time (whether before or after termination of employment) without notice to or recourse by Employee so long as action is taken in general with respect to other similarly situated executives, and does not single out Employee.

5.	EQUITY GRANTS

(a) Signing Equity Awards. On September 26, 2019 (the “Signing Award Date”) the CCLG approved the equity awards set forth in this Section 5(a) to Employee (collectively, the “Signing Equity Awards”):

(i)

Signing Time-Based RSU Award. An award of time-based RSUs with respect to Lions Gate’s Class B common shares (the “Class B Shares,” and such award, the “Signing Time-Based RSU Award”), such award to have a value as determined under Section 5(b) equal to One Million Dollars ($1,000,000.00);

(ii)

Signing Performance-Based RSU Award. An award of performance-based RSUs with respect to the Class B Shares and such award (the “Signing Performance-Based RSU Award”) to have a value as determined under Section 5(b) equal to One Million Dollars ($1,000,000.00);

(iii)

Signing Time-Based SAR Award. An award of share appreciation rights with respect to the Class B Shares and such award (the “Signing Time-Based SAR Award”), to have a value as determined under Section 5(b) equal to One Million Dollars ($1,000,000.00); and,

Mr. Jeffrey Hirsch

As of August 1, 2019

(iv)

Signing Performance-Based SAR Award. An award of share appreciation rights with respect to the Class B Shares and such award (the “Signing Performance-Based SAR Award”), to have a value as determined under Section 5(b) equal to One Million Dollars ($1,000,000.00).

(b) Determination of Signing Equity Awards. Unless otherwise provided by the CCLG in approving the particular grant, the number of Class B Shares subject to such Signing Equity Awards shall be determined as follows:

(i)

The number of Class B Shares subject to each Signing Time-Based RSU Award and Signing Performance-Based RSU Award shall be determined by dividing the applicable dollar amount for such award set forth above by the closing price (in regular trading) of a Class B Share on the New York Stock Exchange on the Signing Award Date (the “Closing Price”); and,

(ii)

The number of Class B Shares subject to each Signing Time-Based SAR Award and Signing Performance-Based SAR Award shall be determined by dividing the applicable dollar amount for such award set forth above by the per-share fair value of the award on the Signing Award Date (such per-share value to be based upon the Black – Scholes or similar valuation method and assumptions then generally used by Lions Gate in valuing its options and share appreciation rights awards for financial statement purposes). The exercise price per share for each Signing Time-Based SAR Award and Signing Performance-Based SAR Award shall be the Closing Price.

(c) Vesting. Subject to Section 5(h) below:

(i)

The Signing Time-Based RSU Award and the Signing Time-Based SAR Award shall vest as to one-third of the total shares subject to the applicable award on each of the first, second and third anniversaries of the Signing Award Date. The Signing Time-Based RSU Award shall be payable upon vesting of the RSU, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Lions Gate’s Class A common shares (“Class A Shares”), cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each RSU so vested) equal to the fair market value (as determined under the Plan, as defined herein) of a Class B Share on the vesting date. Each right

Mr. Jeffrey Hirsch

As of August 1, 2019

subject to the Signing Time-Based SAR Award shall be payable upon exercise of the right, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each right so exercised) equal to the amount by which the fair market value (as determined under the Plan as defined below) of a Class B Share on the date of such exercise of the Signing Time-Based SAR Award exceeds the per-share base price of the Signing Time-Based SAR Award. The Signing Time-Based SAR Award may be exercised only if and to the extent vested.

(ii)

The Signing Performance-Based RSU Award and the Signing Performance-Based SAR Award shall be eligible to vest as to one-third of the total shares subject to the applicable award on each of the first, second and third anniversaries of the Signing Award Date (each, a “Signing Award Performance Vesting Date”). Such Signing Performance-Based RSU Award and Signing Performance-Based SAR Award shall be subject to an assessment of Employee’s performance over the twelve (12) month period ending on each such Signing Award Performance Vesting Date, based in part on metrics established by the CCLG in its sole discretion, in consultation with the Company’s CEO, or the Company’s designee serving in the role of the Company’s most senior executive. Determination of the vesting of each of the Signing Performance-Based RSU Award and Signing Performance-Based SAR Award on each respective Signing Award Performance Vesting Date, if any, shall be made by the CCLG in its sole discretion, in consultation with the Company’s CEO, or the Company’s designee serving in the role of the Company’s most senior executive. Each RSU subject to the Signing Performance-Based RSU Award shall be payable upon vesting of the RSU, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each RSU so vested) equal to the fair market value (as determined under the Plan as defined below) of a Class B Share on the vesting date. Each right subject to the Signing Performance-Based SAR Award shall be payable upon exercise of the right, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing with such payment in any case to have an aggregate value (for each right so exercised) equal to the amount by which the fair market value (as determined under the Plan as defined below) of a Class B Share on the date of such exercise of the Signing Performance-Based SAR Award exceeds the per-share base price of the Signing Performance-Based SAR Award. The

Mr. Jeffrey Hirsch

As of August 1, 2019

Signing Performance-Based SAR Award may be exercised only if and to the extent vested. Any portion of any such award that is eligible to vest on a particular Signing Award Performance Vesting Date and that does not vest on that date shall expire on that date with no possibility of further vesting. Notwithstanding the foregoing, the CCLG may, in its sole discretion, provide that any portion of the Signing Performance-Based RSU Award or the Signing Performance-Based SAR Award eligible to vest on any such Signing Award Performance Vesting Date that does not vest on such date may vest on any future Signing Award Performance Vesting Date (but in no event shall the Signing Performance-Based RSU Award or the Signing Performance-Based SAR Award vest as to more than 100% of the shares subject to such award).

(d) Annual Equity Awards. The Company shall request that, at the first CCLG meeting to be held following each of the following dates: July 1, 2020, July 1, 2021, July 1, 2022 and July 1, 2023 (the date of each such meeting, an “Annual Award Date”), and subject to Employee’s continued employment with the Company through the applicable Annual Award Date, the CCLG grant Employee an annual equity award (each, an “Annual Equity Award,” and collectively, the “Annual Equity Awards”) equivalent in value to Four Million Dollars ($4,000,000.00), to be allocated as follows:

(i)

Annual Time-Based RSU Award. An award of time-based RSUs with respect to the Class B Shares, such award to have a value as determined under Section 5(e) equal to One Million Dollars ($1,000,000.00) (the “Annual Time-Based RSU Award”);

(ii)

Annual Time-Based SAR Award. An award of time-based share appreciation rights with respect to the Class B Shares, such award to have a value as determined under Section 5(e) equal to One Million Dollars ($1,000,000.00) (the “Annual Time-Based SAR Award”);

(iii)

Annual Performance-Based RSU Award. An additional award of performance-based RSUs with respect to the Class B Shares, such award to have a value as determined under Section 5(e) equal to equal to One Million Dollars ($1,000,000.00) (the “Annual Performance-Based RSU Award”); and,

(iv)

Annual Performance-Based SAR Award. An additional award of performance-based share appreciation rights with respect to the Class B Shares, such award to have a value as determined under Section 5(e) equal to equal to One Million Dollars ($1,000,000.00) (the “Annual Performance-Based SAR Award”).

Mr. Jeffrey Hirsch

As of August 1, 2019

Notwithstanding the foregoing, the CCLG may, in its sole discretion, grant any Annual Time-Based SAR Award or any Annual Performance-Based SAR Award in the form of an option to purchase the applicable number of Class B Shares determined under Section 5(e)(ii), at the per-share exercise price determined under such section, rather than an award of share appreciation rights. Any such option shall be subject to the same terms and conditions set forth herein that would be applicable to the corresponding Annual Time-Based SAR Award or any Annual Performance-Based SAR Award (other than the provisions for the form of payment of such share appreciation rights awards set forth in Section 5(f) below).

(e) Determination of Annual Equity Awards. Unless otherwise provided by the CCLG in approving the particular grant, the number of Class B Shares subject to such Annual Equity Awards shall be determined as follows:

(i)

The number of Class B Shares subject to each Annual Time-Based RSU Award and Annual Performance-Based RSU Award shall be determined by dividing the applicable dollar amount for such award set forth above by the closing price (in regular trading) of a Class B Share on the New York Stock Exchange (or such other exchange on which the Company’s shares are then principally traded) on the applicable Annual Award Date (the “Annual Closing Price”); and,

(ii)

The number of Class B Shares subject to each Annual Time-Based SAR Award and Annual Performance-Based SAR Award shall be determined by dividing the applicable dollar amount for such award set forth above by the per-share fair value of the award on the Annual Award Date (such per-share value to be based upon the Black – Scholes or similar valuation method and assumptions then generally used by Lions Gate in valuing its options and share appreciation rights awards for financial statement purposes). The exercise price per share for each Annual Time-Based SAR Award and Annual Performance-Based SAR Award shall be the Annual Closing Price.

(f) Vesting of Annual Equity Awards. Unless otherwise provided by the CCLG in approving the particular grant and subject to Section 5(h) below, such Annual Equity Awards shall vest (or be eligible to vest) as follows:

(i)

Each Annual Time-Based RSU Award and Annual Time-Based SAR Award shall vest as to one-third of the shares subject to the applicable award on each of the first, second, and third anniversaries of the applicable Annual Award Date. Each RSU subject to an Annual Time-Based RSU Award shall be payable upon vesting of the RSU, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each RSU so vested) equal to the fair market value (as determined under the Plan, as defined below) of a Class B Share on the vesting date. Each right subject to an Annual Time-Based SAR

Mr. Jeffrey Hirsch

As of August 1, 2019

Award shall be payable upon exercise of the right, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each right so exercised) equal to the amount by which the fair market value (as determined under the Plan, as defined below) of a Class B Share on the date of such exercise of the Annual Time-Based SAR Award exceeds the per-share base price of such Annual Time-Based SAR Award. Each Annual Time-Based SAR Award may be exercised only if and to the extent vested.

(ii)

Subject to Section 5(f)(iii) below, each Annual Performance-Based RSU Award and Annual Performance-Based SAR Award shall be eligible to vest as to one-third of the shares subject to the applicable award on each of the first, second, and third anniversaries of the applicable Annual Award Date (each, an “Annual Performance Vesting Date”). The vesting of each such award shall be subject to an assessment of Employee’s performance over the twelve (12) month period ending on the applicable Annual Performance Vesting Date, based in part on metrics established annually by the CCLG in its sole discretion, in consultation with the Company’s CEO, or the Company’s designee serving in the role of the Company’s most senior executive. Determination of the vesting of each Annual Performance-Based RSU Award and Annual Performance-Based SAR Award on each respective Annual Performance Vesting Date, if any, shall be made by the CCLG in its sole discretion, in consultation with the Company’s CEO or the Company’s designee serving in the role of the Company’s most senior executive. Each RSU subject to an Annual Performance-Based RSU Award shall be payable upon vesting of the RSU, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each RSU so vested) equal to the fair market value (as determined under the Plan as defined below) of a Class B Share on the vesting date. Each right subject to an Annual Performance-Based SAR Award shall be payable upon exercise of the right, as determined by the CCLG in its sole discretion, in the form of either Class B Shares, Class A Shares, cash or any combination of the foregoing, with such payment in any case to have an aggregate value (for each right so exercised) equal to the amount by which the fair market value (as determined under the Plan as defined below) of a Class B Share on the date of such exercise of the Annual Performance-Based SAR Award exceeds the per-share base price of the Annual Performance-Based SAR Award. Each Annual Performance-Based SAR Award may be exercised only if

Mr. Jeffrey Hirsch

As of August 1, 2019

and to the extent vested. Any portion of any such award that is eligible to vest on a particular Annual Performance Vesting Date and does not vest on that date shall expire on that date with no possibility of further vesting. Notwithstanding the foregoing, the CCLG may, in its sole discretion, provide that any portion of an Annual Performance-Based RSU Award or Annual Performance-Based SAR Award eligible to vest on any such Annual Performance Vesting Date that does not vest on that date may vest on any future Annual Performance Vesting Date (but in no event shall any such award vest as to more than 100% of the shares subject to such award).

(iii)

Notwithstanding the foregoing provisions of Section 5(f)(ii), the CCLG may, in its sole discretion, provide at the time of grant of any Annual Performance-Based RSU Award and Annual Performance-Based SAR Award that such award will be eligible to vest as to the entire award in one installment on the third anniversary of the applicable Annual Award Date; provided that all similar performance-based awards granted at such time have the same vesting schedule. In such case, the vesting of any such award shall be subject to an assessment of Employee’s performance over the three (3) year period commencing with the applicable Annual Award Date, based in part on metrics established annually by the CCLG in its sole discretion, in consultation with the Company’s CEO, or the Company’s designee serving in the role of the Company’s most senior executive. Determination of the vesting of any such award at the end of such three-year period, if any, shall be made by the CCLG in its sole discretion, in consultation with the Company’s CEO or the Company’s designee serving in the role of the Company’s most senior executive.

(g) Terms of Awards in General. Each of the awards set forth above in this Section 5 (the “Equity Awards”) has been granted in accordance with the terms and conditions of the Lions Gate 2017 Performance Incentive Plan (the “Plan”) or, in the case of the Annual Equity Awards described in Section 5(d), shall be granted in accordance with the terms and conditions of the Plan or a successor plan thereto. Each of the Equity Awards (including, if granted, each of the Annual Equity Awards) shall be evidenced by and subject to the terms of an award agreement in the form generally then used by Lions Gate to evidence grants of the applicable type of award under the Plan (or a successor plan).

(h) Continuance of Employment. Subject to the exceptions in Section 5(i) below, the vesting schedules in Section 5(c) and 5(f) above require Employee’s continued employment with the Company through each applicable vesting date as a condition to the vesting of the applicable installment of the equity awards and the rights and benefits thereto. Except as expressly provided herein, Employee’s then-unvested awards will terminate on any termination of Employee’s employment with the Company, and Employee will have no further rights with respect thereto.

Mr. Jeffrey Hirsch

As of August 1, 2019

(i)	Acceleration of Equity Awards.

(i)

In the event that during the Term of this Agreement, Employee’s employment terminates due to: (A) his death pursuant to Section 8(a)(ii); or, (B) his disability pursuant to Section 8(a)(iii), the portions of the Signing Equity Awards and the Annual Equity Awards (if any), that have been granted prior to Employee’s termination date, are then outstanding and not yet vested, and are scheduled to vest both within the period of twenty-four (24) months following the date of such termination of Employee’s employment, shall accelerate and become fully vested as of the termination date (subject, however, to Employee’s satisfying the requirement to provide a general release of claims in accordance with Section 8(a)(v) in the event of a termination pursuant to Sections 8(a)(iii)). Any portion of each such award that is not vested, after giving effect to such acceleration provision, shall terminate on Employee’s termination date.

(ii)

In the event that during the Term of this Agreement: (A) Employee’s employment is terminated by the Company “without cause” (and other than a termination described in paragraph (iii) of this Section 5(i)) pursuant to Section 8(a)(v); (B) the employment of both Jon Feltheimer and Michael Burns with the Company terminates (the second such termination to occur, a “Change in Management”) and on or within twelve (12) months following such Change in Management, Employee’s employment is terminated by Employee for “Good Reason” as defined in Section 8(a)(vi) below; or, (C) a Change of Control (as defined herein) occurs during the Term of this Agreement and on or within twelve (12) months following such Change of Control Employee’s employment is terminated by Employee for “Good Reason”: (x) the portions of the Signing Equity Awards and the Annual Equity Awards (if any), that have been granted prior to Employee’s termination date, are then outstanding and not yet vested, and are scheduled to vest within the period of twelve (12) months following the date of such termination of Employee’s employment, shall accelerate and become fully vested as of the termination date; and, (y) fifty percent (50%) of the portions of the Signing Equity Awards and the Annual Equity Awards (if any) that have been granted prior to Employee’s termination date, are then outstanding and not yet vested, and are scheduled to vest within the period commencing twelve (12) months following such termination of employment and ending twenty-four

Mr. Jeffrey Hirsch

As of August 1, 2019

(24) months following such termination of employment, shall accelerate and become fully vested on the termination date (subject, however, in each case to Employee’s satisfying the requirement to provide a general release of claims in accordance with Section 8(a)(v)). Any portion of each such award that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date.

(iii)

In the event that a Change of Control (as defined herein) occurs during the Term of this Agreement and on or within twelve (12) months following such Change of Control, Employee’s employment is terminated by the Company “without cause” as such term is defined in Section 8(a)(v) below, the following provision shall apply:

(A)

the portions of the Signing Equity Awards and the Annual Equity Awards (if any), that are then granted and not yet vested, shall immediately accelerate and become fully vested (subject to Employee’s satisfying the requirement to provide a general release of claims in accordance with Section 8(a)(v)), provided, however, that any such portion shall vest only to the extent it is granted and not yet vested on Employee’s termination date (and any portion of each such award that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date); and,

(B)

with respect to the portions of each of the Annual Equity Award(s) (if any) that: (I) are contemplated by Section 5(d) above; (II) are scheduled to be granted pursuant to Section 5(d) above after the date of Employee’s termination; and, (III) include one or more installments that are scheduled to vest pursuant to Section 5(f) (any such vesting installment that is scheduled to vest within the period described in clause (III), an “Eligible Equity Installment”), Employee shall be entitled to a lump sum payment (subject to Employee’s provision of a general release of claims in accordance with Section 8(a)(v)), to be made not later than sixty (60) days after Employee’s termination date (provided, that if such 60-day period spans two calendar years, such payment will be made in the second year), in an amount equal to fifty percent (50%) of the aggregate dollar value of all such Eligible Equity Installments, with the dollar value of each Eligible Equity Installment to be determined based on the total value of the applicable award set forth in Section 5(d) and the

Mr. Jeffrey Hirsch

As of August 1, 2019

portion of such total award value that corresponds to the particular installment (i.e., as to an award with a total value of $100,000 that vests in three annual installments, the value of each such installment would be approximately $33,333). Such payment shall be made in cash, provided that the Company may, at its election, provide for Lions Gate to make all or a portion of such payment in the form of a number of Class A Shares or Class B Shares determined by dividing the dollar amount of such payment by the closing price (in regular trading) of the Class B Shares on the payment date. In determining the vesting schedule of any ungranted Annual Equity Awards for purposes of this Section 5(i)(iii)(B), any ungranted Annual Equity Awards shall be considered to have an Annual Award Date of July 1 of the applicable year, and any Annual Performance-Based RSU Awards and Annual Performance-Based SAR Awards shall be treated as subject to vesting in three annual installments as contemplated by Section 5(f)(ii).

(iv)

In the event that Employee’s services pursuant to this Agreement are set to expire in due course on July 31, 2023, and no less than six (6) months before the conclusion of the Term, the Company does not offer Employee either: (x) a renewal or extension of this Agreement; or, (y) a renewal or extension of this Agreement with substantially similar terms as this Agreement, Employee’s services to the Company shall terminate on July 31, 2023 (unless Employee chooses to accept Company’s offer, even if it does not provide substantially similar terms) and the portions of the Signing Equity Awards and the Annual Equity Awards (if any), that have been granted prior to Employee’s termination date, that are then outstanding and not yet vested, and are scheduled to vest within the period of twelve (12) months following the date of such termination of Employee’s employment, shall immediately accelerate and become fully vested (subject to Employee’s satisfying the requirement to provide a general release of claims in accordance with Section 8(a)(v)), provided, however, that any such portion shall vest only to the extent it is granted and not yet vested on Employee’s termination date (and any portion of each such award that is not vested after giving effect to such acceleration provision shall terminate on Employee’s termination date).

(v)

For any other equity-based awards granted during the Term at any time after the date of this Agreement that are outstanding as of the date of a termination of Employee’s employment in any of the circumstances contemplated by this Section 5(i) (unless otherwise expressly provided by the CCLG at the time it approves the applicable grant), the applicable provisions for accelerated vesting of equity awards in this Section 5(i) (other than the cash payment provided in Section 5(i)(iii)(B) above) shall apply to such awards.

Mr. Jeffrey Hirsch

As of August 1, 2019

(j) Definition of Change in Control. For the purposes of this Agreement, “Change of Control” shall mean:

(i)

if any person, other than (A) any person who holds or controls entities that, in the aggregate (including the holdings of such person), hold or control thirty-three percent (33%) or more of the outstanding shares of Lions Gate on the date of execution of this Agreement by each party hereto (collectively, a “Thirty-Three Percent Holder”) or (B) a trustee or other fiduciary holding securities of Lions Gate under an employee benefit plan of Lions Gate, becomes the beneficial owner, directly or indirectly, of securities of Lions Gate representing thirty-three percent (33%) or more of the outstanding shares as a result of one or more related transactions in the context of a merger, consolidation, sale or other disposition of equity interests or assets of Lions Gate, excluding any transactions or series of transactions involving a sale or other disposition of securities of Lions Gate by a Thirty-Three Percent Holder;

(ii)

if, as a result of one or more related transactions in the context of a merger, consolidation, sale or other disposition of equity interests or assets of Lions Gate, there is a sale or disposition of thirty-three percent (33%) or more of Lions Gate’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(iii)

if, as a result of one or more related transactions in the context of a merger, consolidation, sale or other disposition of equity interests or assets of Lions Gate, there occurs a change or series of changes in the composition of the Board as a result of which half or less than half of the directors are incumbent directors;

(iv)

if, as a result of one or more related transactions in the context of a merger, consolidation, sale or other disposition of equity interests or assets of Lions Gate (excluding any sale or other disposition of securities of Lions Gate by a Thirty-Three Percent Holder in a single transaction or a series of transactions), a shareholder or group of shareholders acting in concert, other than a Thirty-Three Percent Holder in a single transaction or a series of transactions, obtain control of thirty-three percent (33%) or more of the outstanding shares of Lions Gate;

Mr. Jeffrey Hirsch

As of August 1, 2019

(v)

if, as a result of one or more related transactions in the context of a merger, consolidation, sale or other disposition of equity interests or assets of Lions Gate, a shareholder or group of shareholders acting in concert obtain control of at least half of the Board, excluding any transactions or series of transactions involving a sale or other disposition of securities of Lions Gate by a Thirty-Three Percent Holder;

(vi)	if there is a dissolution or liquidation of Lions Gate; or

(vii)

if there is any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing, excluding any transaction or series of transactions involving a Thirty-Three Percent Holder.

6.	HANDBOOK

Employee agrees that the Company Employee Handbook (the “Handbook”) outlines other policies in addition to the terms set forth in this Agreement, which will apply to Employee’s employment with the Company, and Employee acknowledges receipt of the Handbook. Employee acknowledges and agrees that it is Employee’s obligation to read, understand and adhere to the rules and policies set forth in the Handbook. Employee acknowledges and agrees that the Company retains the right to revise, modify or delete any such policy or any employee benefit plan it deems appropriate and in its sole discretion. Notwithstanding the foregoing, in the event that any provision of the Company Handbook conflicts with any provision of this Agreement, the relevant provision(s) of this Agreement shall control. Please be advised, Employee shall also be obligated to abide by the policies on the Company’s intranet site as not all Company policies are included in the Handbook. For the sake of clarity, if this Agreement is silent on a Company policy, the Handbook (and intranet) shall control.

7.	PUBLIC MORALS

Employee shall act at all times with due regard to public morals, conventions and Company policies. If Employee shall have committed or does commit any act, or if Employee shall have conducted or does conduct Employee’s behavior in a manner, which: (a) shall be an offense involving moral turpitude under federal, state or local laws, or which brings Employee into public disrepute, contempt, scandal or ridicule; and, (b) has a substantial adverse effect on the business or reputation of the Company, the Company shall have the right to terminate this Agreement upon notice to Employee given at any time following the date on which the commission of such act, or such conduct, shall have become known to the Company pursuant to Section 8(a)(iv)(D) of this Agreement.

Mr. Jeffrey Hirsch

As of August 1, 2019

8.	TERMINATION

(a) This Agreement and the Term shall terminate upon the happening of any one or more of the following events:

(i)	The mutual written agreement between the Company and Employee;

(ii)	The death of Employee;

(iii)

Employee’s having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing Employee’s duties hereunder for a period of ninety (90) days or more within a one hundred twenty (120) day period, provided that Employee has not cured disability within fifteen (15) days of written notice, and such termination is legally permissible at such time;

(iv)

The determination on the part of the Company that “cause” exists for termination of this Agreement; provided that the Company acknowledges and agrees that such determination shall not preclude Employee from disputing such determination. As used herein, “cause” is defined as the occurrence of any of the following:

(A)	Employee’s conviction of a felony or plea of nolo contendere to a felony (other than a traffic violation);

(B)	commission, by act or omission, of any material act of dishonesty in the performance of Employee’s duties hereunder;

(C)	material breach of this Agreement by Employee; or

(D)

any offense: (i) involving moral turpitude under federal, state or local laws, or brings Employee into public disrepute, contempt, scandal or ridicule; and, (ii) which has a substantial adverse effect on the business or reputation of the Company, including but not limited to, a termination pursuant to Section 7 above;

Prior to terminating Employee’s employment for “cause,” the Company shall provide Employee with written notice of the grounds for the proposed termination. If the grounds for termination are capable of cure, the Employee shall have fifteen (15) days after receiving such notice in which to cure such grounds to the extent such cure is possible. If cure is not possible or Employee has failed to cure, Employee’s employment shall terminate upon the fifteenth (15th) day following notice of termination.

Mr. Jeffrey Hirsch

As of August 1, 2019

(v)

Employee’s employment is terminated “without cause.” Termination “without cause” shall be defined as Employee being terminated by the Company for any reason other than as set forth in Sections 8(a)(i)-(iv) above or 8(a)(vi) below. In the event of a termination “without cause,” subject to Employee’s execution and delivery to the Company of a general release of claims in a form acceptable to the Company not more than twenty-one (21) days (or forty-five (45) days, as required by law) after the date the Company provides such release (and Employee’s not revoking such release within any revocation period provided under applicable law), Employee shall be entitled to receive a severance payment equal to the greater of: (A) 50% of the aggregate amount of the Base Salary that Employee would have been entitled to receive pursuant to Section 2(a) hereof for the period commencing on the date of such termination and ending on the last day of the scheduled Term then in effect had Employee continued to be employed with the Company through the last day of the scheduled Term; or, (B) eighteen (18) months’ Base Salary at the rate then in effect. Subject to the release provision set forth above, such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company shall provide the final form of release agreement to Employee not later than seven (7) days following the termination date. The Company’s provision of the payment and benefits referred to in this Section 8(a)(v), in addition to the Company’s payment of the amounts described in Section 5, Section 8(a)(vii) and the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee.

(vi)

The foregoing notwithstanding, if: Employee’s employment with the Company is terminated by the Company without cause (as defined in Section 8(a)(v)) or for “Good Reason” (as defined below) on or within twelve (12) months following a Change of Control (as defined in Section 5), or Employee’s employment with the Company is terminated by Employee for “Good Reason” (as defined below) on or within twelve (12) months following a Change in

Mr. Jeffrey Hirsch

As of August 1, 2019

Management (as defined in Section 5), then in lieu of the severance provided in Section 8(a)(v) above, Employee shall be entitled to receive: a severance payment equal to the greater of: (A) 100% of the aggregate amount of the Base Salary that Employee would have been entitled to receive pursuant to Section 2(a) hereof for the period commencing on the date of such termination and ending on the last day of the scheduled Term then in effect had Employee continued to be employed with the Company through the last day of the scheduled Term; or, (B) eighteen (18) months’ Base Salary at the rate then in effect. Subject to such release requirement set forth above, such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company shall provide the final form of release agreement to Employee not later than seven (7) days following the termination date. The Company’s provision of the payment and benefits referred to in this Section 8(a)(vi), in addition to the Company’s payment of the amounts described in Section 5, Section 8(a)(vii) and the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee.

For purposes of this Agreement, “Good Reason” shall mean any (without Employee’s consent): (x) material diminution by the Company in Employee’s duties, responsibilities and authority as measured against Employee’s responsibilities prior to the Change of Control or Change in Management, as applicable, or any change in the positions to which Employee reports which results in Employee reporting to individuals with a materially lower level of authority than the individuals to whom Employee reports as of the date hereof; (y) a requirement that Employee be based in a location that is located twenty-five (25) miles or more outside of the greater Los Angeles, California area (other than a relocation contemplated by Section 1(c) above); or, (z) a material breach of the Agreement by the Company; provided, however, that any such condition shall not constitute “Good Reason” unless both: (x) Employee provides written notice to the Company of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition; and, (y) the Company fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of Employee’s employment with the Company shall not be treated as a termination for “Good Reason” unless such termination occurs not more than one (1) year following the initial existence of the condition claimed to constitute “Good Reason.”

Mr. Jeffrey Hirsch

As of August 1, 2019

(vii)

In addition, if Employee becomes entitled to receive the severance benefits provided in either Section 8(a)(v) or 8(a)(vi) above and subject to the release requirement set forth therein, Employee shall also be entitled to the following: (A) remaining eligible for payment by the Company of any bonus payable pursuant to Section 2(c) or Section 2(d) on a prorated basis for the fiscal year in which such termination of employment occurs based on the amount of such fiscal year worked by Employee (any such bonus to be paid at the time provided in Section 2(c) or Section 2(d), as applicable, above and no such bonus to be payable for any fiscal year subsequent to the year of termination of employment); (B) any amounts or benefits due under Section 5 above; and, (C) if Employee opts to convert and continue Employee’s health insurance after the termination date, as may be required or authorized by law under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, Company shall pay Employee’s COBRA premiums for eighteen (18) months following his date of termination (or, if earlier, the date he becomes eligible for coverage under the health plan of a future employer or the Company is otherwise no longer required to offer COBRA coverage to Employee). The Company’s payment of the amounts referred to herein and in Sections 8(a)(v)-(vi) above, in addition to the Company’s payment of the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee.

(viii)

In the event that Employee’s services pursuant to this Agreement are set to expire in due course on July 31, 2023, and no less than six (6) months before the conclusion of the Term, the Company does not offer Employee either: (x) a renewal or extension of this Agreement; or, (y) a renewal or extension of this Agreement with substantially similar terms as this Agreement, Employee’s services to the Company shall terminate on July 31, 2023 (unless Employee chooses to accept Company’s offer, even if it does not provide substantially similar terms) and Employee shall be entitled to receive a severance payment equal to twelve (12) months’ Base Salary at the rate then in effect, subject to Employee’s execution and delivery to the Company of a general release of claims in a form acceptable to the Company not more than twenty-one (21) days (or forty-five (45) days, as required by law) after the date the Company

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As of August 1, 2019

provides such release (and Employee’s not revoking such release within any revocation period provided under applicable law). Such payment shall be made in cash in a lump sum as soon as practicable after (and in all events within sixty (60) days after) the date of Employee’s “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) with the Company; provided, however, that if the 60-day period following Employee’s separation from service spans two calendar years, such lump sum payment shall be made within such 60-day period but in the second of the two calendar years. The Company shall provide the final form of release agreement to Employee not later than seven (7) days following the termination date. The Company’s provision of the payment referred to in this Section 8(a)(viii), in addition to: (x) Employee’s continued eligibility for payment by the Company of any bonus payable pursuant to Section 2(c) or Section 2(d) on a prorated basis for the fiscal year in which such termination of employment occurs based on the amount of such fiscal year worked by Employee; (y) any amounts or benefits due to Employee under Section 5 above; and, (z) the accrued obligations described in Section 8(b) below, shall relieve the Company of any and all further payments owed to Employee.

(b) In the event that this Agreement is terminated pursuant to Sections 8(a)(i)-(iv), 8(a)(v)-(vi) or 8(a)(viii) above, neither the Company nor Employee shall have any remaining duties or obligations hereunder, except that: (i) the Company shall pay to Employee any base salary that had accrued but had not been paid as of the date of termination; (ii) Employee shall be reimbursed for any approved, unreimbursed business expenses so long as appropriate receipts and/or documentation have been provided to Company; (iii) Company shall pay to Employee any vested amounts due as of the termination date under Company benefit plans and/or programs; and, (iv) in the event of a termination pursuant to Sections 8(a)(ii) or 8(a)(iii), Employee shall remain eligible for both: (1) any amounts due under Sections 2(c), 2(d) and 5(h) above applicable to such termination; and (2) Company shall pay Employee’s COBRA premiums for eighteen (18) months following his date of termination, if Employee or his dependents so elect. Following the termination of the Term and/or this Agreement for any reason, Sections 10-15 shall, notwithstanding anything else herein to the contrary, survive and continue to be binding upon the parties following such termination.

9.	EXCLUSIVITY AND SERVICE

Employee’s services shall be exclusive to the Company during the Term. Employee shall render such services as are customarily rendered by persons in Employee’s capacity in the entertainment industry and as may be reasonably requested by the Company. Employee hereby agrees to comply with all reasonable requirements, directions and requests, and with all reasonable rules and regulations made by the Company in connection with the regular conduct of its business. There shall be no obligation on the Company to cause or allow Employee to render any services, or to include all or any of Employee’s work or services in any motion picture or other property or production.

Mr. Jeffrey Hirsch

As of August 1, 2019

10.	INTELLECTUAL PROPERTY

(a) Employee agrees that the Company shall be the sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Employee’s services, work and labor in connection with Employee’s employment by the Company, during the Term and any other period of employment with the Company, free and clear of any claims, liens or encumbrances. Employee shall promptly and fully disclose to the Company, with all necessary detail for a complete understanding of the same, any and all work product, developments, clients and potential client lists, discoveries, inventions, improvements, conceptions, ideas, writings, processes, information, logos, marketing plans, software, formulae, designs, schematics, discoveries, inventions, algorithms, contracts, methods, works, improvements on existing processes, and devices, whether or not patentable or copyrightable, which are conceived, created, reduced to practice, made, acquired, or written by Employee, solely or jointly with another, while employed by the Company (whether or not at the request or upon the suggestion of the Company and whether or not during normal business hours) and which (a) are conceived, created or reduced to practice through any use of Company facilities, resources, information or equipment; (b) relate to the work or services Employee performs or performed for the Company; or (c) relate to the Company’s business or actual or demonstrably anticipated research and development (or that of the Company’s parent, affiliates, or subsidiaries) (collectively, “Proprietary Rights”).

(b) All copyrightable works that Employee conceives, creates or reduces to practice in connection with Employee’s services under this Agreement and any other period of employment with the Company, its parent, affiliates, or subsidiaries, whether or not during normal business hours, shall be considered “work made for hire” and therefore the sole and exclusive property of the Company. To the extent any work so produced or other intellectual property so generated by Employee is not deemed to be a “work made for hire,” Employee hereby assigns and transfers and agrees to assign and transfer to the Company (or as otherwise directed by the Company) Employee’s full rights, title and interests in the Proprietary Rights to the Company or its designee. In addition, Employee shall deliver to the Company any and all drawings, notes, specifications and data relating to the Proprietary Rights. Whenever requested to do so by the Company, Employee shall execute and deliver to the Company any and all applications, assignments and other instruments and do such other acts that the Company shall reasonably request to apply for and obtain patents and/or copyrights in any and all countries or to otherwise protect the Company’s interest in the Proprietary Rights and/or to vest title thereto to the Company. Employee further agrees not to charge the Company for time spent in complying with these obligations. This Section 10 shall apply only to that intellectual property if: (a) it was conceived, created or reduced to practice through any use of Company facilities, resources, information or equipment; (b) it relates to the work or services Employee performs or

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As of August 1, 2019

performed for the Company; or (c) it relates to the Company’s business or actual or demonstrably anticipated research and development (or that of the Company’s parent, affiliates, or subsidiaries). Employee hereby acknowledges receipt of written notice from the Company pursuant to California Labor Code Section 2872 that this Agreement (to the extent it requires an assignment or offer to assign rights to any invention of Employee) does not apply to an invention which qualifies fully under California Labor Code Section 2870. Without limiting the foregoing, Employee agrees to abide by the provisions contained in the Handbook with respect to intellectual property.

11.	ASSIGNMENT AND DELEGATION

Employee shall not assign any of Employee’s rights or delegate any of Employee’s duties granted under this Agreement. Any such assignment or delegation shall be deemed void ab initio. The Company shall only assign this Agreement and its rights and obligations hereunder to any affiliate or successor entity; provided that such entity assumes the Company’s obligations hereunder.

12.	TRADE SECRETS

(a) Employee agrees that during and after Employee’s employment with the Company, Employee will hold in the strictest confidence, and will not use (except for the benefit of the Company during Employee’s employment) or disclose to any person, firm, or corporation (without written authorization of the CEO of the Company) any Company Confidential Information. Employee understands that his unauthorized use or disclosure of Company Confidential Information other than as required by law or legal process or if otherwise authorized by the Company in writing during Employee’s employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. Employee understands that “Company Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by Employee or to which Employee gained access while employed by the Company concerning (i) the business or affairs of the Company, (ii) products or services, (iii) revenues, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and customer or client lists), (xiii) customer preferences and contact information, (xiv) the personnel information of other employees (including, but not limited to, skills, performance, discipline, and compensation), (xv) other copyrightable works, (xvi) all production methods, processes, technology and trade secrets, and (xvii) all similar and related information in whatever form. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

Mr. Jeffrey Hirsch

As of August 1, 2019

Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act (or failure to act) of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee acknowledges that, as between the Company and Employee, all Confidential Information shall be the sole and exclusive property of the Company and its assigns.

(b) Employee agrees that Employee will not, during Employee’s employment with the Company, improperly use or disclose any proprietary information (including, but not limited to, software, source and object code, developments, techniques, inventions, processes, technology, designs and drawings) or trade secrets of any former or concurrent employer or other person or entity and that Employee will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party.

(d) Employee agrees that for a period of twelve (12) months immediately following the termination of Employee’s employment with the Company for any reason, whether voluntary or involuntary, with or without cause, Employee shall not either directly or indirectly solicit, encourage or recruit any of the Company’s employees (other than Employee’s assistant) or exclusive consultants to become employed or engaged by any third party or Employee, solicit, encourage or recruit any of the Company’s employees (other than Employee’s assistant) or exclusive consultants to terminate their employment or consulting relationship with the Company. Employee acknowledges that the covenants in this Section 12(d) are reasonable and necessary to protect the Company’s trade secrets and stable workforce. The restrictions in this Section 12(d) shall not apply with regard to general solicitations that are not specifically directed to employees of the Company.

(e) Employee understands that nothing in this Agreement is intended to (i) limit or restrict Employee’s rights as an employee to discuss the terms, wages, and working conditions of Employee’s employment as protected by applicable labor laws; and (ii) limit or restrict in any way Employee’s immunity from liability for disclosing the Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, which provides, in pertinent part, as follows:

“(b) Immunity From Liability For Confidential Disclosure Of A Trade Secret To The Government Or In A Court Filing.

Mr. Jeffrey Hirsch

As of August 1, 2019

(1) Immunity. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) Use of Trade Secret Information in Anti-Retaliation Lawsuit. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

13.	CONFLICTING EMPLOYMENT

(a) Employee agrees that during Employee’s employment with the Company, Employee will not engage in or undertake any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company.

(b) Without limiting Section 13(a), Employee represents that Employee has no other agreements, relationships, or commitments to any other person or entity that conflict with Employee’s obligations to the Company under this Agreement or Employee’s ability to become employed and perform the services for which Employee is being hired by the Company. Employee further agrees that if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, Employee will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. Employee represents and warrants that after undertaking a careful search (including searches of Employee’s computers, cell phones, electronic devices, and documents), Employee has returned all property and confidential information belonging to all prior employers. Moreover, Employee agrees to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from Employee’s breach of Employee’s obligations under any agreement with a bona fide third party to which Employee is a party or obligation to a bona fide third party to which Employee is bound, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action, except as prohibited by law.

Mr. Jeffrey Hirsch

As of August 1, 2019

14.	ARBITRATION

Any and all non-time barred, legally actionable dispute, controversy or claim arising under or in connection with this Agreement, the inception or termination of the Employee’s employment, or any alleged discrimination or tort claim related to such employment, including issues raised regarding the Agreement’s enforcement, arbitrability, validity, interpretation or breach, default, or misrepresentation in connection with any of the provisions shall be settled exclusively by individual, final and binding arbitration pursuant to the Federal Arbitration Act (“FAA”), to be held in Los Angeles County, before a single arbitrator selected from Judicial Arbitration and Mediation Services, Inc. (“JAMS”), in accordance with the then-current JAMS Arbitration Rules and Procedures for employment disputes, as modified by the terms and conditions of this Section (which may be found at www.jamsadr.com under the Rules/Clauses tab). The parties will select the arbitrator by mutual agreement or, if the parties cannot agree, then by striking from a list of qualified arbitrators supplied by JAMS from their labor and employment panel. Final resolution of any dispute through arbitration may include any remedy or relief that is provided for through any applicable state or federal statutes, or common law. Statutes of limitations shall be the same as would be applicable were the action to be brought in court. The arbitrator selected pursuant to this Agreement may order such discovery as is necessary for a full and fair exploration of the issues and dispute, consistent with the expedited nature of arbitration. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator under this Agreement shall be final and binding on the parties to this Agreement and may be enforced by any court of competent jurisdiction. The Company will pay those arbitration costs that are unique to arbitration, including the arbitrator’s fee (recognizing that each side bears its own deposition, witness, expert and attorneys’ fees and other expenses to the same extent as if the matter were being heard in court). If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The arbitrator may not award attorneys’ fees to a party that would not otherwise be entitled to such an award under the applicable statute. The arbitrator shall resolve any dispute as to the reasonableness of any fee or cost. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury or a court in any action or proceeding brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement or Employee’s employment.

15.	INTEGRATION, AMENDMENT, NOTICE, SEVERABILITY, AND FORUM

(a) This Agreement expresses the binding and entire agreement between Employee and the Company and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof (including, without limitation, the Prior Agreement).

(b) All modifications or amendments to this Agreement must be made in writing and signed by both parties.

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As of August 1, 2019

(c) Any notice required herein shall be in writing and shall be deemed to have been duly given when delivered by hand, received via electronic mail or on the depositing of said notice in any U.S. Postal Service mail receptacle with postage prepaid, addressed to the Company at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404 and to Employee at the address set forth above with copy to Grubman Shire Meiselas & Sacks (attn.: Eric Sacks), 152 West 57th Street, New York, New York 10019, or to such address as either party may have furnished to the other in writing in accordance herewith.

(d) If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity of enforceability of any other provision of this Agreement.

(e) Except for Section 14, which shall be governed by the FAA (both substantively and procedurally), this Agreement shall be governed by the laws of the State of California. The state and federal courts (or arbitrators appointed as described herein) located in Los Angeles, California shall, subject to the arbitration agreement set forth in Section 14 above, be the sole forum for any action for relief arising out of or pursuant to the enforcement or interpretation of this Agreement. Each party to this Agreement consents to the personal jurisdiction and arbitration in such forum and courts and each party hereto covenants not to, and waives any right to, seek a transfer of venue from such jurisdiction on any grounds.

16.	INDEMNIFICATION

Except with respect to claims resulting from Employee’s willful misconduct or acts outside the scope of his employment hereunder, Employee shall continue to be defended, indemnified and held harmless by Company in respect of all claims arising from or in connection with his position or services as an Employee of the Company to the maximum extent permitted in accordance with Lions Gate’s Articles of Incorporation, Bylaws, Board Resolutions and under applicable California and British Columbia law (including, without limitation and as applicable, attorney’s fees), and shall be covered by the Company’s applicable directors and officers insurance policy.

17.	LIMIT ON BENEFITS

(a) Notwithstanding anything contained in this Agreement to the contrary, to the extent that the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, Employee under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Benefits” for purposes of this Section 16) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Benefits shall be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in Employee retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if Employee received all of the Benefits (such reduced amount is referred to hereinafter as the “Limited

Mr. Jeffrey Hirsch

As of August 1, 2019

Benefit Amount”). In such case, unless Employee has given prior written notice to the Company specifying a different order to effectuate the reduction of the Benefits (any such notice consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder), the Benefits shall be reduced or eliminated by first reducing or eliminating cash severance payments, then by reducing or eliminating other cash payments, then by reducing or eliminating those payments or benefits which are not payable in cash, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by Employee pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Employee’s rights and entitlements to any benefits or compensation.

(b) A determination as to whether the Benefits shall be reduced to the Limited Benefit Amount pursuant to this Agreement and the amount of such Limited Benefit Amount shall be made by Company’s independent public accountants or another certified public accounting firm of national reputation designated by Lions Gate (the “Accounting Firm”). Company and Employee shall use their reasonable efforts to cause the Accounting Firm to provide its determination (the “Determination”), together with detailed supporting calculations and documentation to Company and Employee within five (5) days of the date of termination of Employee’s employment, if applicable, or such other time as requested by Company or Employee (provided Employee reasonably believes that any of the Benefits may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by Employee with respect to any Benefits, Company and Employee shall use their reasonable efforts to cause the Accounting Firm to furnish Employee with an opinion reasonably acceptable to Employee that no Excise Tax will be imposed with respect to any such Benefits. Unless Employee provides written notice to Company within ten (10) days of the delivery of the Determination to Employee that he disputes such Determination, the Determination shall be binding, final and conclusive upon Company and Employee.

18.	SECTION 409A

(a) It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the U.S. Internal Revenue Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject Employee to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to Employee.

Mr. Jeffrey Hirsch

As of August 1, 2019

(b) Notwithstanding any provision of this Agreement to the contrary, if Employee is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of Employee’s separation from service (as defined above), Employee shall not be entitled to any severance payment or benefits pursuant to this Agreement until the earlier of (i) the date which is six (6) months after Employee’s separation from service for any reason other than death, or (ii) the date of Employee’s death. Any amounts otherwise payable to Employee upon or in the six (6) month period following Employee’s separation from service that are not so paid by reason of this paragraph shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after Employee’s separation from service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of Employee’s death). The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A.

(c) To the extent that any reimbursements pursuant to the provisions of this Agreement are taxable to Employee, any such reimbursement payment shall be paid to Employee on or before the last day of Employee’s taxable year following the taxable year in which the related expense was incurred. The benefits and reimbursements pursuant to such provisions are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that Employee receives in one taxable year shall not affect the amount of such benefits or reimbursements that Employee receives in any other taxable year.

(d) Each payment made pursuant to any provision of this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. While it is intended that all payments and benefits provided under this Agreement to Employee will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from or compliant with Code Section 409A. Except for liability arising from its own actions, the Company will have no liability to Employee or any other person or entity if a payment or benefit under this Agreement is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Employee further understands and agrees that he will be entirely responsible for any and all taxes on any benefits payable to him as a result of this Agreement.

Please acknowledge your confirmation of the above terms by signing below where indicated.

Very truly yours,

LIONS GATE ENTERTAINMENT CORP.

/s/ Corii D. Berg
Corii D. Berg

Mr. Jeffrey Hirsch

As of August 1, 2019

Executive Vice President and General Counsel, Lions Gate Entertainment Corp.

AGREED AND ACCEPTED

This 30th day of September, 2019

/s/ Jeffrey Hirsch
JEFFREY HIRSCH